As filed with the Securities and Exchange Commission on October 25, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

________________

BLUE RIDGE REAL ESTATE COMPANY

BIG BOULDER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	24-0854342 (Blue Ridge) 24-0822326 (Big Boulder) (IRS Employer Identification No.)

________________

P. O. Box 707

Blakeslee, Pennsylvania  18610-0707

(570) 443-8433

(Address, including zip code, of Principal Executive Offices)

________________

BLUE RIDGE REAL ESTATE COMPANY

BIG BOULDER CORPORATION

STOCK OPTION AGREEMENTS

(Full Title of the Plan)

________________

Patrick M. Flynn

President and Chief Executive Officer

P. O. Box 707

Blakeslee, Pennsylvania  18610-0707

(570) 443-8433

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

________________

Copy to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of` shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Stock Option Agreement with Patrick M. Flynn dated February 1, 2005 Common Stock, without par value (4)	15,000	$34.00	$510,000	$60.03
Stock Option Agreement with Eldon D. Dietterick, dated February 1, 2005 Common Stock, without par value (4)	12,000	$34.00	$408,000	$48.03
Stock Option Agreement with Richard T. Frey, dated February 1, 2005 Common Stock, without par value (4)	9,000	$34.00	$306,000	$36.02
Stock Option Agreement with Mark Daubert, dated February 1, 2005 Common Stock, without par value (4)	6,000	$34.00	$204,000	$24.02
Stock Option Agreement with Carl V. Kerstetter, dated February 1, 2005 Common Stock, without par value (4)	3,000	$34.00	$102,000	$12.01
Stock Option Agreement with Cynthia A. Barron, dated February 1, 2005 Common Stock, without par value (4)	6,000	$34.00	$204,000	$24.02
Stock Option Agreement with Christine A. Liebold, dated February 1, 2005 Common Stock, without par value (4)	1,000	$34.00	$34,000	$4.02
Total:	52,000		$1,768,000	$208.15

(1)

This Registration Statement covers shares of Common Stock of Blue Ridge Real Estate Company/Big Boulder Corporation that may become issuable under the Stock Option Agreements identified above.  This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued by reason of any stock split, stock dividend, recapitalization or any other similar transaction in accordance with Rule 416.

(2)

Such shares are issuable upon exercise of outstanding options with fixed exercise prices.  Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3)

Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $.0001177.

(4)

Under a Security Combination Agreement between Blue Ridge Real Estate Company (“Blue Ridge”) and Big Boulder Corporation (“Big Boulder”) (collectively, the “Registrant”) and under the bylaws of Blue Ridge and Big Boulder, shares of Blue Ridge and Big Boulder are combined in unit certificates, each certificate representing the same number of shares of each of Blue Ridge and Big Boulder.  Shares of each corporation may be transferred only together with an equal number of shares in the other corporation.  For this reason, a combined Blue Ridge/Big Boulder Form S-8 is being filed.  Except as otherwise indicated, all information applies to both corporations.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, or the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed by Blue Ridge Real Estate Company/Big Boulder Corporation, or the Registrant, with the Commission are incorporated by reference into this Registration Statement:

(1)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004.

(2)

The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2005, April 30, 2005 and July 31, 2005.

(3)

The Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2005, April 15, 2005 and August 10, 2005.

(4)

The description of the Registrant’s shares of Common Stock, without par value, contained in the Registrant’s Form 10 filed with the Commission on September 28, 1967, to register such securities under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.

Description of Securities.

Not Applicable.

Item 5.

Interests of Named Experts and Counsel.

Not Applicable.

Item 6.

Indemnification of Directors and Officers.

Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, empowers a corporation to indemnify any officer or director acting in his or her capacity as a representative of the corporation who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the corporation. The PBCL limits the ability of a corporation to indemnify its officers and directors for conduct constituting willful misconduct or recklessness, or acts in violation of criminal statute.

The Registrant’s articles of incorporation provide that its directors and officers shall not be personally liable for monetary damages (including, without limitations, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitations, attorneys’ fees and disbursement)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office under the Registrant’s articles, bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Further, the articles provide that indemnification shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute or for the payment of taxes.

The Registrant’s bylaws provide for the indemnification of any director or officer made part of any action, suit or proceeding against the reasonable expenses, including attorneys’ gees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceed, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for negligence or misconduct in the performance of his duties. In the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such officer, director or employee is liable for negligence or misconduct in the performance of his duties if such officer, director or employee was acting in good faith in what he considered to be the Registrant’s best interests and with no reasonable cause to believe that the action was illegal. Further, the bylaws provide that the board of directors may authorize the Registrant to purchase and maintain directors’ and officers’ liability insurance, insuring against any liability asserted against him and incurred by him in his capacity or arising out of his status as a director and/or officer to the extent authorized by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.

Exemption from Registration Claimed.

Not Applicable.

Item 8.

Exhibits.

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit

Description

4.1

Form of Stock Option Agreement, dated February 1, 2005. (Filed March 28, 2005 as Exhibit 10.26 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121855) and incorporated herein by reference).

4.2

Schedule of Optionees and Material Terms of Stock Options (Filed March 28, 2005 as Exhibit 10.27 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121855) and incorporated herein by reference).

5.1

Opinion of Morgan, Lewis & Bockius LLP.

23.1

Independent Auditors’ Consent.

23.2

Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24

Power of Attorney (included as part of the signature page).

Item 9.

Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blakeslee, Commonwealth of Pennsylvania, on October 20, 2005.

BLUE RIDGE REAL ESTATE COMPANY

BIG BOULDER CORPORATION

By:

/s/ Patrick M. Flynn

Patrick M. Flynn

Chief Executive Officer and

President

By:

/s/ Eldon D. Dietterick

Eldon D. Dietterick

Executive Vice President and

Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eldon D. Dietterick and Christine A. Liebold, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Flynn Michael J. Flynn	Chairman of the Board	October 20, 2005

/s/ Patrick M. Flynn Patrick M. Flynn	Chief Executive Officer, President, and Director (Principal Executive Officer)	October 20, 2005

/s/ Eldon D. Dietterick Eldon D. Dietterick	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)	October 20, 2005

/s/ Milton Cooper Milton Cooper	Director	October 20, 2005

/s/ Wolfgang Traber Wolfgang Traber	Director	October 20, 2005

BLUE RIDGE REAL ESTATE COMPANY

BIG BOULDER CORPORATION

INDEX TO EXHIBITS

The following is the Index to Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit

Description

4.1

Form of Stock Option Agreement, dated February 1, 2005. (Filed March 28, 2005 as Exhibit 10.26 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121855) and incorporated herein by reference).

4.2

Schedule of Optionees and Material Terms of Stock Options (Filed March 28, 2005 as Exhibit 10.27 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121855) and incorporated herein by reference).

5.1

Opinion of Morgan, Lewis & Bockius LLP.

23.1

Independent Auditors’ Consent.

23.2

Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24

Power of Attorney (included as part of the signature page).